Exhibit 99.1

Goldman Sachs BDC, Inc. Reports First Quarter 2015 Net Investment Income of $0.52 Per Share and Announces Second Quarter Dividend of $0.45 Per Share

Company Release – May 14, 2015

NEW YORK— (BUSINESS WIRE) — Goldman Sachs BDC, Inc. (the “Company”) (NYSE: GSBD) announced its financial results for the first quarter ended March 31, 2015 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

QUARTERLY HIGHLIGHTS

•	On March 18, 2015, the Company priced its initial public offering (“IPO”) of 6.0 million shares at $20.00 per share, generating net proceeds of $114.9 million;

•	Net investment income for the quarter ended March 31, 2015 was $0.52 per share, as compared to $0.34 per share for the quarter ended March 31, 2014;

•	Earnings per share for the quarter ended March 31, 2015 was $0.46 per share, as compared to $0.13 per share for the quarter ended December 31, 2014;

•	The Company announced a second quarter dividend of $0.45 per share, as compared to $0.41 per share for the second quarter of 2014;

•	As of March 31, 2015, investments at fair value(1) in the Senior Credit Fund, LLC (“SCF”), the Company’s strategic joint venture, were $181.0 million, up from $111.2 million as of December 31, 2014, representing a 62.8% quarter-over-quarter increase;

•	Goldman Sachs, & Co. (“GS”) adopted a $25.0 million 10b5-1 share purchase plan;

•	The Board of Directors authorized the Company to repurchase up to $35.0 million of its common stock, which will not begin until capital committed to the 10b5-1 plan has been exhausted.

SELECTED FINANCIAL HIGHLIGHTS

	Three months ended
(in $ millions, except per share data)	March 31, 2015	December 31, 2014		March 31, 2014
Investment portfolio, at fair value(1)	$909.9	$913.9		$500.9
Debt	224.0	350.0		—
Net assets	687.6	574.6		593.5

Total investment income	$26.4	$24.4		$13.7
Net investment income after taxes	15.7	17.4		10.4
Net increase in net assets resulting from operations	14.0	3.8		9.5

Per Share Data:
Net asset value per share	$19.43	$19.49	(2)	$19.98
Net investment income (loss) per share (basic and diluted)	0.52	0.59		0.34
Earnings per share (basic and diluted)	0.46	0.13		0.31
Regular distribution per share	0.45	0.45		0.33
Special distribution per share(3)	—	0.08		—

PORTFOLIO AND INVESTMENT ACTIVITY(1)

During the three months ended March 31, 2015, we funded investments of $8.6 million in three existing portfolio companies, including $3.2 million in the SCF. This investment, coupled with a pro rata equity contribution from our joint venture partner and borrowings under the SCF’s credit facilities, allowed the SCF to fund seven new investments in six new portfolio companies with an aggregate cost of $69.4 million. As of March 31, 2015, the SCF’s investment portfolio at fair value was $181.0 million, funded by equity contributions of $28.2 million from each of the Company and our joint venture partner and borrowings under the SCF’s credit facilities of $120.0 million. This activity allowed the SCF to reach its target debt to equity ratio of approximately 2:1.

During the three months ended March 31, 2015, we had investment exits and repayments of $12.1 million.

As of March 31, 2015, we had an investment portfolio with an aggregate fair value of $909.9 million, comprised of 33 portfolio companies across 25 different industries. Our investment portfolio on a fair value basis was comprised of 94.1% secured debt investments (56.2% in first lien debt (including 30.3% in first lien/last-out unitranche loans) and 37.9% in second lien debt), 2.8% in preferred stock, less than 0.1% in common stock and 3.1% in investment funds & vehicles (SCF).

As of March 31, 2015, the weighted average gross yield of our total investment portfolio at amortized cost and fair value (both of which includes interest income and amortization of fees and discounts) was 11.0% and 11.3%, respectively.

On a fair value basis, 84.9% of the total investment portfolio (including our equity investment in the SCF) was in floating rate instruments and 14.5% was invested in fixed rate investments. Furthermore, 0.6% of the total investment portfolio was in non-income producing investments.

As of March 31, 2015, no investments were on non-accrual status.

As of March 31, 2015, the SCF’s $181.0 million investment portfolio was comprised of 14 portfolio companies across 11 different industries. The SCF’s investment portfolio on a fair value basis was comprised of 100% secured debt investments (96.7% in first lien debt and 3.3% in second lien debt). As of March 31, 2015, 100% of the SCF’s portfolio investments were invested in debt bearing a floating interest rate with an interest rate floor and no investments in the SCF’s portfolio were on non-accrual status.

RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2015 was $26.4 million, including $25.5 million from interest income, original issue discount accretion and dividend income(4). Prepayment income, accelerated accretion/amortization and other income were $0.9 million.

Total expenses for the three months ended March 31, 2015 were $10.6 million, including $2.5 million of interest and credit facility expenses, $7.0 million of management and incentive fees, and $1.1 million of other operating expenses.

Net investment income after taxes for the three months ended March 31, 2015 was $15.7 million, or $0.52 per share.

During the three months ended March 31, 2015, the Company had no net realized gain (loss) on investments and net unrealized depreciation on investments of $(1.7) million, or $(0.06) per share.

Net increase in net assets resulting from operations for the three months ended March 31, 2015 was $14.0 million, or $0.46 per share.

INITIAL PUBLIC OFFERING

On March 18, 2015, the Company priced its IPO, issuing 6,000,000 shares of common stock at $20.00 per share. Net of offering and underwriting costs, the Company received cash proceeds of $114.9 million. In connection with the IPO, Goldman Sachs Asset Management, L.P. (“GSAM”) paid $5.0 million of the sales load, representing approximately half of the total offering costs.

In April 2015, the Company issued a total of 900,000 shares of its common stock pursuant to the exercise of the underwriters’ over-allotment option in connection with the IPO. Net of underwriting fees, the Company received additional cash proceeds of $17.3 million. In connection with the closing of the over-allotment option, GSAM paid $0.8 million of the sales load.

LIQUIDITY AND CAPITAL RESOURCES

During the quarter, the Company obtained $75.0 million of additional commitments under its revolving credit facility, increasing the total facility size to $560.0 million.

As of March 31, 2015, the Company had cash of $9.0 million. In addition to cash, the Company had an investment in an affiliated money market fund of $5.6 million. As of March 31, 2015, the Company had $224.0 million of borrowings and $336.0 million of availability under its revolving credit facility. The weighted average interest rate on debt outstanding was 2.46% for the three months ended March 31, 2015.

CONFERENCE CALL

The Company will host an earnings conference call on Thursday, May 14, 2015 at 10:00 am Eastern Daylight Time to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 884-8289; international callers should dial +1 (631) 486-4531. Participants should enter the conference ID 30185583 when prompted and reference “Goldman Sachs BDC, Inc.” All participants are asked to dial in approximately 10-15 minutes prior to the call. For a slide presentation that the Company may refer to on the earnings conference call, please visit the Investor Resources section of the Company’s website at www.goldmansachsbdc.com. The conference call will be webcast simultaneously on the Company’s website. An archived replay of the call will be available from approximately 1:00 pm Eastern Daylight Time on May 14 through June 14. To hear the replay, participants should dial (855) 859-2056; international callers should dial +1 (404) 537-3406; conference ID 30185583. An archived replay will also be available on the Company’s webcast link located on the Investor Resources section of the Company’s website. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs BDC, Inc. Investor Relations, via e-mail, at gsbdc-investor-relations@gs.com.

ENDNOTES

(1)	The discussion of the investment portfolio excludes our investment in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc.
(2)	Adjusted net asset value per share is a non-GAAP measure and is provided in addition to, but not as a substitute for, net asset value per share. Adjusted net asset value per share represents the effect of the initial public offering, without taking into account the underwriters’ over-allotment option. As of December 31, 2014, adjusted and GAAP net asset value per share was $19.49 and $19.56, respectively. GSBD uses this non-GAAP financial measure in analyzing the respective quarter-over-quarter financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate the quarter-over-quarter effect of the initial public offering that occurred during the first quarter of 2015.
(3)	Includes distributions resulting from capital gains.
(4)	Interest income excludes prepayment income of $0.6 million and accelerated accretion/amortization of $0.2 million.

FINANCIAL STATEMENTS

Goldman Sachs BDC, Inc.

Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

	March 31, 2015 (unaudited)	December 31, 2014
Assets
Investments, at fair value
Non-controlled/non-affiliated investments (cost of $887,969 and $893,464, respectively)	$876,235	$882,742
Non-controlled affiliated investments (cost of $9,237 and $9,237, respectively)	5,163	6,578
Controlled affiliated investments (cost of $28,167 and $25,000, respectively)	28,508	24,627
Investments in affiliated money market fund (cost of $5,569 and $29,568, respectively)	5,569	29,568

Total investments, at fair value (cost of $930,942 and $957,269, respectively)	915,475	943,515
Cash	8,989	8,609
Interest and dividends receivable from non-controlled/non-affiliated investments	9,181	8,701
Dividend receivable from controlled affiliated investments	550	309
Deferred financing costs	5,198	4,974
Deferred offering costs	—	1,384
Other assets	66	—

Total assets	$939,459	$967,492

Liabilities
Debt	$224,000	$350,000
Interest and credit facility expense payable	314	527
Management fees payable	3,472	3,326
Incentive fees payable	3,508	—
Payable for investments purchased	—	19,700
Common stock repurchased	—	732
Distribution payable	15,922	15,506
Accrued offering costs	2,054	474
Directors’ fees payable	—	115
Accrued expenses and other liabilities	2,630	2,530

Total liabilities	$251,900	$392,910

Commitments and Contingencies (See Note 7 of the Financials)

Net Assets
Preferred stock, par value $0.001 per share; (1,000,000 shares authorized, no shares issued and outstanding)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 35,381,127 and 29,381,127 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively)	35	29
Paid-in capital in excess of par	702,742	587,882
Accumulated net realized gain (loss)	(2,212)	(2,212)
Accumulated undistributed net investment income	3,882	4,058
Net unrealized appreciation (depreciation) on investments	(15,467)	(13,754)
Allocated income tax expense	(1,421)	(1,421)

TOTAL NET ASSETS	$687,559	$574,582

TOTAL LIABILITIES AND NET ASSETS	$939,459	$967,492

Net asset value per share	$19.43	$19.56

Goldman Sachs BDC, Inc.

Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	For the three months ended March 31, 2015	For the three months ended March 31, 2014
Investment Income:
Interest from non-controlled/non-affiliated investments	$25,078	$13,175
Dividend income from non-controlled/non-affiliated investments	615	544
Dividend income from non-controlled affiliated investment	—	2
Dividend income from controlled affiliated investments	550	—
Other income from non-controlled/non-affiliated investments	129	17

Total investment income	$26,372	$13,738

Expenses:
Interest and credit facility expense	$2,486	$571
Management fees	3,472	1,896
Incentive fees	3,508	—
Professional fees	591	411
Administration and custodian fees	215	216
Directors’ fees	110	112
Other expenses	219	130

Total expenses	$10,601	$3,336

NET INVESTMENT INCOME (LOSS) BEFORE TAXES	$15,771	$10,402

Excise tax expense	$25	$—

NET INVESTMENT INCOME (LOSS) AFTER TAXES	$15,746	$10,402

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	$—	$(2,192)
Net change in unrealized appreciation (depreciation) from:
Non-controlled/non-affiliated investments	(1,012)	1,249
Non-controlled affiliated investments	(1,415)	3
Controlled affiliated investments	714	—

Net realized and unrealized gains (losses)	$(1,713)	$(940)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$14,033	$9,462

Net investment income (loss) per share (basic and diluted):	$0.52	$0.34
Earnings per share (basic and diluted):	$0.46	$0.31
Weighted average shares outstanding:	30,314,460	30,382,473
Distribution declared per share:	$0.45	$0.33

ABOUT GOLDMAN SACHS BDC, INC.

Goldman Sachs BDC, Inc. is an externally managed specialty finance company that is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company was formed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) to invest primarily in middle-market companies in the United States. The Company is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. Since it was formed in 2012 through March 31, 2015, the Company has originated more than $1.27 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. The Company seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NON-GAAP FINANCIAL MEASUREMENTS

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the Unites States (“GAAP”). Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the Company’s earnings investor presentation posted to its website, and investors are encouraged to review the reconciliation.

Goldman Sachs BDC, Inc.

Investor Contact: Katherine Schneider, 203-983-2529

Media Contact: Andrew Williams, 212-902-5400

Source: Goldman Sachs BDC, Inc.